UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 30, 2023
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Changes in Registrant's Certifying Accountant

The Audit Committee (the "Committee") of the Board of Directors of InfuSystem Holdings, Inc. (the "Company") conducted a competitive election process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited several firms to participate in this process, including BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm for the year ended December 31, 2022.

As a result of this process, following the review and evaluation of proposals from participating firms, on June 30, 2023, the Committee approved the dismissal of BDO as the Company's independent registered public accounting firm and the appointment of one of the other firms participating in the election process as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2023 and to review the Company's quarterly consolidated financial statements beginning with the second quarter of the 2023 fiscal year. The Committee's approval of the appointment of its new independent registered public accounting firm is subject to completion of the appointed firm’s standard client acceptance procedures and execution of an engagement letter. When the newly appointed independent registered public accounting firm has completed its client acceptance procedures and has been formally engaged, the Company will file an amended Form 8-K that names the successor independent registered public accounting firm.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 30, 2023, there have been no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the design and implementation over the completeness and accuracy of information produced by the entity and used by control owners in the operation of certain controls across the financial statement areas, segregation of duties, and management’s review of established pricing and contract terms to support recorded revenue and accounts receivable for the DME Services Direct Payer Rentals, DME Services Product Sales, DME Services - Service and ITS Direct Payer Rentals, as previously disclosed under Part II, Item 9A of the Company's 2022 Annual Report on Form 10-K filed on March 16, 2023, and Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2023. The Committee discussed the material weaknesses with BDO, and the Company authorized BDO to respond fully to inquiries of the successor accountant concerning the material weaknesses.

The Company provided BDO with a copy of the disclosures in this Current Report on Form 8-K and requested that BDO furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of BDO's letter dated July 6, 2023 is attached hereto as Exhibit 16.1.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from BDO USA, LLP, dated July 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: July 7, 2023